Exhibit 8

599 LEXINGTON AVENUE    |    NEW YORK    |    NY    |    10022-6069

WWW.SHEARMAN.COM    |    T +1.212.848.4000    |    F +1.212.848.7179

August 29, 2007

Gol Linhas Aéreas Inteligentes S.A.

Rua Gomes de Carvalho 1629

Via Olímpia

04547-006 São Paulo, São Paulo

Federative Republic of Brazil

Gol Finance

PO Box 309GT

Ugland House, South Church Street

George Town, Grand Cayman

Cayman Islands

Registration Statement on Form F-4

Ladies and Gentlemen:

We are acting as special United States federal income tax counsel to GOL Finance, an exempted limited liability company organized under the laws of the Cayman Islands (“Finance”), and Gol Linhas Aéreas Inteligentes S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (“Company”), in connection with the preparation and filing by Finance and the Company of a registration statement on Form F-4, (the “Registration Statement”) that will be filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2007 in respect of the exchange by Finance of unregistered notes for exchange notes.

We hereby confirm that the discussion under the caption “Taxation—Material United States Federal Income Tax Considerations” in the Registration Statement, insofar as such discussion represents legal conclusions or statements of United States federal income tax law, subject to the limitations and conditions set forth therein, constitutes our opinion as to the material United States federal income tax considerations relevant to the exchange offer, and ownership and disposition of the notes by “U.S. Holders” (as such term is defined in such discussion in the Registration Statement).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ SHEARMAN & STERLING LLP
Shearman & Sterling LLP

DJL/END

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